UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

DigiPath, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-54239		27-3601979
(Commission File Number)		(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118
(Address of Principal Executive Offices and zip code)

(702) 527-2060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 15, 2016, DigiPath, Inc., a Nevada corporation (the “Company”), sold William H. Bokovoy 1,666,667 “Units” at a price of $0.15 per Unit, each Unit consisting of one share of the Company’s common stock and a three (3) year warrant to purchase one share of the Company’s common stock at an exercise price of $0.30 per share. Proceeds to the Company from the sale of the Units in the offering were $250,000. The Company previously sold Mr. Bokovoy 333,334 Units, on the same terms, in January 2016, resulting in gross proceed to the Company of $50,000. The issuances to Mr. Bokovoy were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

A form of the Warrant issued to Mr. Bokovoy is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 4.1     Form of Warrant to Purchase Common Stock, dated March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: March 18, 2016

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 4.1	Form of Warrant to Purchase Common Stock, dated March 15, 2016.